EXHIBIT 10.4


                THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                ----------------------------------------------

      THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of the 6th day of November, 2003 ("Effective Date"), by and among CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Lender"), SPORT SUPPLY GROUP, INC., a Delaware corporation ("SSG"), and ATHLETIC TRAINING EQUIPMENT COMPANY, INC., a Delaware corporation ("ATEC") (SSG and ATEC, individually and/or collectively, jointly and severally, "Borrower").


                            PRELIMINARY STATEMENTS
                            ----------------------

      A. Lender and Borrower have entered into that certain Loan and Security Agreement, dated March 27, 2001, as amended by that certain First Amendment to Loan and Security Agreement dated October 1, 2002, as further amended by that certain Second Amendment to Loan and Security Agreement dated June 27, 2003 (as amended, modified or supplemented from time to time, the "Loan Agreement"), pursuant to which Lender has entered into certain financing arrangements with Borrower.

      B. The parties hereto have agreed to amend the Loan Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                  AGREEMENT
                                  ---------


                                  ARTICLE I

                                 Definitions
                                 -----------

      1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.


                                  ARTICLE II

                                  Amendments
                                  ----------

      2.01 Amendment to 1.5. Effective as of the Effective Date, Section 1.5 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "'Availability Reserves' shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or
      (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
      (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting the foregoing,
      (i) Lender may establish Availability Reserves with respect to Borrower's personal property taxes relating to any property located in the state of Texas immediately upon Borrower's receipt of a notice from the taxing authority that such taxes are payable and until Lender receives verification satisfactory to it that such taxes have been paid in full, (ii) the Availability Reserves established by Lender as of the date hereof set forth on
      Schedule 1.5 and (iii) Lender may establish Availability Reserves with respect to dilution of Borrower's Accounts in excess of five percent (5%) (as determined by Lender in its discretion)."

      2.02 Amendment to Section 1.15(b).  Effective as of the Effective Date,
 Section 1.15(b) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(b) (i) with respect to SSG, such Accounts are not unpaid more than one hundred twenty (120) days after the date of the original invoice for them and (ii) with respect to ATEC, such Accounts are not unpaid more than one hundred eighty (180) days after the date of the original invoice for them and do not exceed $1,250,000 in the aggregate at any time;"

      2.03 Amendment to Section 1.15(n).  Effective as of the Effective Date,
 Section 1.15(n) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(n) (i) with respect to SSG, such Accounts are not owed by an account debtor who has Accounts unpaid one hundred twenty (120) days after the date of the original invoice for them and (ii) with respect to ATEC, such Accounts are not owned by an account debtor who has Accounts paid one hundred eighty (180) days after the date of the original invoice for them, which, in each case, unpaid Accounts constitute more than fifty percent (50%) of the total Accounts of such account debtor; and"

      2.04 Amendment to Section 1.28.   Effective as  of the Effective  Date,
 Section 1.28 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "1.28 'Finished Goods Inventory Advance Rate' shall mean, with respect to Eligible Inventory constituting finished goods, the lesser of (a) eighty-five percent (85%) of net orderly liquidation value, or (b) sixty-five percent (65%) of Cost."

      2.05 Amendment to Section 1.34.   Effective as  of the Effective  Date,
 Section 1.34 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "1.34 'Interest Rate' shall mean, as to Prime Rate Loans, a rate equal to the Prime Rate and, as to Eurodollar Rate Loans, a rate equal to the sum of (a) the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower Representative as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower Representative for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower Representative), plus 2.25%.

           Notwithstanding the above, the Interest Rate shall mean the rate equal to the sum of the two percent (2.00%) per annum plus the otherwise applicable Interest Rate, at Lender's option, with notice, (a) for the period (i) from and after the effective date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default), provided, however, that if any such excess arises as a direct and immediate result of the imposition of additional Availability Reserves, the reduction of any lending formula or the creation of additional criteria for Eligible Accounts or Eligible Inventory by Lender, then the Interest Rate shall not increase as a result of such excess as provided in this paragraph until and unless such excess continues to exist thirty (30) days after the commencement of such action by Lender."

      2.06 Amendment to Section 1.43.   Effective as  of the Effective  Date,
 Section 1.43 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "'Maximum Credit' shall mean the amount of $20,000,000."

      2.07 Amendment to Section 2.1(a)(i). Effective as of the Effective Date, the reference to "eighty percent (80%)" contained in Section 2.1(a)(i) of the Loan Agreement is hereby deleted in its entirety, and the reference to "eighty-five percent (85%)" is inserted in lieu thereof.

      2.08 Amendment  to  Section  2.1(a)(ii)(A)(2).   Effective  as  of  the
 Effective Date, Section 2.1(a)(ii)(A)(2) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(2) the lesser of (a) twenty-five percent (25%) of the Value of Eligible Inventory consisting of raw materials for such finished goods or (b) eighty-five percent (85%) of net orderly liquidation value, as determined by Lender in good faith, plus"

      2.09 Amendment to Section 3.1. Effective as of the Effective Date, the reference to "eighty percent (80%)" contained in Section 3.1 of the Loan Agreement is hereby deleted in its entirety, and the reference to "ninety percent (90%)" is inserted in lieu thereof.

      2.10 Amendment to Section 3.3. Effective as of the Effective Date, the reference to "$3,000" contained in Section 3.3 of the Loan Agreement is hereby deleted in its entirety and the reference to "$2,500" is inserted in lieu thereof.

      2.11 Amendment to Section  3.6.  Effective  as of  the Effective  Date,
 Section 3.6 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "3.6 Third Amendment Closing Fee. Borrower shall pay to Lender an amendment fee with respect to the Third Amendment to Loan and Security Agreement dated as of November 6, 2003, in an amount equal to $62,500.00 which fee shall be fully earned and non-refundable as of November 6, 2003 and payable in installments in the amount of $20,833.33, each of which shall be due and payable on each of November 6, 2003, November 1, 2004 and November 1, 2005. If Borrower terminates this Agreement pursuant to Section 12.1(a)(ii) prior to November 1, 2005, Borrower shall pay the outstanding amount of such amendment fee (in addition to other amounts due hereunder) to Lender on such termination date."

      2.12 Deletion of Section 7.4(e).  Effective  as of the Effective  Date,
 Section 7.4(e) of the Loan Agreement is hereby deleted in its entirety, and subsections (f), (g), (h), (i) and (j) of Section 7.4 shall be re-lettered to (e), (f), (g), (h) and (i), respectively.

      2.13 Amendment to Section 9.15.   Effective as  of the Effective  Date,
 Section 9.15 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "9.15 Adjusted Net Worth. SSG and its subsidiaries, on a consolidated basis, shall, at all times during the periods set forth below, maintain Adjusted Net Worth of not less than the amount set forth below for each such period:

                             Period                         Minimum Adjusted
                                                               Net Worth
      ---------------------------------------------------   ----------------

      At all times during the period from October 1, 2003     $25,000,000
      through March 31, 2004

      At all times thereafter                                 $27,500,000"


      2.14 Amendments to Section 12.1.  Effective  as of the Effective  Date,
 (a) the first sentence of Paragraph (a) of Section 12.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the earlier of (i) October 31, 2007 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof or (ii) at Lender's option, the date on which any Person or group of Persons (as used within the context of the definition of beneficial ownership described below), other than Emerson and its shareholders, officers and directors, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) of and having voting control over shares of capital stock of SSG in amount sufficient to allow them to elect a majority of the board of directors of SSG (in which case, no renewals or extensions shall apply)."

      and (b) Paragraph (c) of Section 12.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(c) If for any reason this Agreement is terminated pursuant to Section 12.1(a)(ii) prior to the Renewal Date or is otherwise terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                        Amount                     Period
           --------------------------------  ----------------------------
           (i)    0.25% of Maximum Credit    From November 6, 2003 to and
                                             including October 31, 2005

           (ii)   0.125% of Maximum Credit   From November 1, 2005 to and
                                             including October 31, 2006

           (iii)  0.00% of Maximum Credit    From November 1, 2006 to and
                                             including October 31, 2007

      Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations. Notwithstanding anything contained herein to the contrary, the early termination fee shall not apply to any early termination as the result of (i) a complete refinancing of the Loans by an affiliate of Lender, or
      (ii) a complete refinancing pursuant to the sale in the capital markets of debt obligations of, or equity interests in, Borrower,
      (iii) a complete refinancing of the Loans by an affiliate of Borrower, or (iv) if Borrower merges with Emerson."


                                 ARTICLE III

                             Conditions Precedent
                             --------------------

      3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

           (a)  Lender  shall   have   received,  in   form   and   substance
      satisfactory to Lender and its legal counsel:

                (i)  this Amendment, duly executed by Borrower;

                (ii) a certificate of the Secretary of Borrower dated as of the date of this Amendment, in form and substance satisfactory to Lender, certifying among other things, (i) that Borrower's Board of Directors has met and has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by Borrower of this Amendment and all such other Financing Agreements to which Borrower is or is to be a party, and
           (ii) the names of the officers of Borrower authorized to sign this Amendment and each of such other Financing Agreements to which Borrower is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers; and

                (iii)     such   additional   documents,   instruments    and
           information as Lender or its legal counsel may request.

           (b) The representations and warranties contained herein, in the Loan Agreement and in the other Financing Agreements, shall be true and correct as of the date hereof, as if made on the date hereof (unless otherwise made on a specific date as set forth therein, in which case, such representations and warranties shall be true and correct as of such date).

           (c) No Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall have occurred and be continuing, unless such event, condition or Event of Default has been specifically waived in writing by Lender.

           (d)  All  corporate  proceedings  taken  in  connection  with  the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

           (e) Borrower shall have paid the portion of the amendment fee due on the Effective Date of this Amendment as required pursuant to
      Section 3.6 of the Loan Agreement, as amended hereby.


                                  ARTICLE IV

                                  No Waiver
                                  ---------

      Nothing contained in this Amendment shall be construed as a waiver by Lender of any covenant or provision of the Loan Agreement or the other Financing Agreements or of any other contract or instrument among Borrower and Lender, and the failure of Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Loan Agreement, the other Financing Agreements and any other contract or instrument among Borrower and Lender.


                                  ARTICLE V

                Ratifications, Representations and Warranties
                ---------------------------------------------

      5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Financing Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Financing Agreements are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that (a) the Loan Agreement, as amended hereby, and the other Financing Agreements shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, and
 (b) the security interests in the Collateral are in full force and effect.

      5.02 Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other Financing Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Financing Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (unless otherwise made on a specific date as set forth therein, in which case, such representations and warranties shall be true and correct as of such date); (c) no Event of Default or event or condition which, with notice or passage of time or both, would constitute an Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Financing Agreements, as amended hereby; and (e) Borrower has not amended, modified or in any way altered its Certificate of Incorporation or Bylaws since March 27, 2001.

                                  ARTICLE VI

                           Miscellaneous Provisions
                          -------------------------

      6.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Financing Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Financing Agreements, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

      6.02 Reference to Loan Agreement. Each of the Loan Agreement and the other Financing Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Financing Agreements to the Loan Agreement shall mean a reference to the Loan Agreement and the other Financing Agreements as amended hereby.

      6.03 Expenses of Lender. As provided in Section 9.16 of the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Financing Agreements executed pursuant hereto, and any and all amendments, modifications, and supplements thereto, including, without limitation, all costs and expenses of filing or recording and the reasonable costs and fees of Lender's legal counsel (including legal assistants).

      6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

      6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      6.07 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

      6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF
 LAW).

      6.10 Final Agreement. THE LOAN AGREEMENT AND THE OTHER FINANCING AGREEMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER FINANCING AGREEMENTS, AS AMENDED, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER,
 RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

      6.11 Release. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER FINANCING AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

      IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.


                               LENDER:

                               CONGRESS FINANCIAL CORPORATION
                               (SOUTHWEST)

                               By:    /s/ Mark Galovic
                               Name:  Mark Galovic
                               Title: Vice President


                               BORROWERS:

                               SPORT SUPPLY GROUP, INC.

                               By:    /s/ Kenneth Corby
                               Name:  Kenneth Corby
                               Title: Vice President - Corp. Development


                               ATHLETIC TRAINING EQUIPMENT
                               COMPANY, INC.

                               By:    /s/ Terrence M. Babilla
                               Name:  Terrence M. Babilla
                               Title: General Counsel